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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/ / Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

/X/ Definitive Information Statement

               RiverSource Variable Portfolio - Managers Series, Inc.
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                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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                                                  (RIVERSOURCE INVESTMENTS LOGO)

             RIVERSOURCE(R) VARIABLE PORTFOLIO-SMALL CAP VALUE FUND
                     901 MARQUETTE AVENUE SOUTH, SUITE 2810
                           MINNEAPOLIS, MN 55402-3268

INFORMATION STATEMENT

  NOTICE OF SUBADVISER CHANGE

     This information statement mailed on or about Jan. 21, 2008, is being provided to the shareholders of RiverSource Variable Portfolio-Small Cap Value Fund (the "Fund"), a series of RiverSource Variable Portfolio-Managers Series, Inc., in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund has received from the Securities and Exchange Commission. This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or "Investment Manager"), subject to approval of the Fund's Board of Directors (the "Board"), to select a subadviser (or subadvisers) which RiverSource Investments believes is best suited to achieve the Fund's investment objective. RiverSource Investments exercises this authority by adding or replacing subadviser(s).

     THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND NO ACTION IS REQUESTED ON YOUR PART. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE FUND AND ITS MANAGEMENT AGREEMENT

     RiverSource Investments, located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated May 1, 2006. The Fund currently has five subadvisers. Under the IMS Agreement, RiverSource Investments monitors the performance of subadvisers on an ongoing basis. Factors it considers with respect to each subadviser are, among others: the qualifications of the subadviser's investment personnel, its investment philosophy and process, and its long-term performance results. As compensation for its services, RiverSource Investments receives a management fee from the Fund and, from this management fee, RiverSource Investments pays each subadviser a subadvisory fee.

     Each subadviser serves pursuant to a subadvisory agreement ("Subadvisory Agreement") under which the subadviser manages the entire investment portfolio or a portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by
Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are acceptable to RiverSource Investments and consistent with Fund and RiverSource Investments policies.

RIVER ROAD ASSET MANAGEMENT, LLC

THE INTERIM SUBADVISORY AGREEMENT AND THE NEW SUBADVISORY AGREEMENT

     At a meeting of the Board on April 12-13, 2006, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "Independent Directors"), approved the recommendation of RiverSource Investments to approve a Subadvisory Agreement with River Road Asset Management, LLC ("River Road"), which, at the time, was partially and indirectly owned by ABN AMRO Holding N.V. ("ABN AMRO"). This Subadvisory Agreement was effective on April 24, 2006 ("Initial Subadvisory


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S-6466-105 A (1/08)

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Agreement"). On Oct. 17, 2007, RFS Holdings B.V. ("RFS Holdings"), a consortium controlled by Fortis SA/NV and Fortis N.V. (collectively "Fortis"), The Royal Bank of Scotland Group plc, and an affiliate of Banco Santander, S.A., acquired ABN AMRO. Under provisions of the 1940 Act, this acquisition resulted in the automatic termination of the Initial Subadvisory Agreement. Following termination of the Initial Subadvisory Agreement, the Board approved an interim subadvisory agreement between RiverSource Investments and River Road, dated October 17, 2007 (the "Interim Subadvisory Agreement"). At a meeting of the Board held on Nov. 7-8, 2007, the Board formally approved the Interim Subadvisory Agreement and was informed of additional future transactions involving River Road.

     During 2008, it is expected that Fortis will acquire from RFS Holdings the partial and indirect interest in River Road (the "Fortis Transaction") and that River Road will subsequently exercise a repurchase option to reacquire this interest (the "River Road Repurchase Transaction"). Neither the Fortis Transaction nor the River Road Repurchase Transaction, will result in a change in the people or investment process at River Road. Because each transaction may constitute a change in control at River Road and may result in a termination of the subadvisory agreement, following each transaction, as necessary, RiverSource Investments expects to enter into new subadvisory agreements collectively (the "New Subadvisory Agreement") with River Road with identical terms to the Initial Subadvisory Agreement and Interim Subadvisory Agreement.

     Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

ASSETS (BILLIONS)                                      ANNUAL RATE AT EACH ASSET LEVEL
-----------------                                      -------------------------------
First $0.25..........................................               0.970%
Next 0.25............................................               0.945
Next 0.25............................................               0.920
Next 0.25............................................               0.895
Over 1.00............................................               0.870


     The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, pays River Road out of its own assets, at the following rates:

     0.50% on all Fund assets managed by River Road.

                                                                         FEES PAID BY
                                                    FEES PAID BY THE      RIVERSOURCE
                                                  FUND TO RIVERSOURCE   INVESTMENTS TO
                                                      INVESTMENTS*        RIVER ROAD
                                                  -------------------   --------------
RiverSource Variable Portfolio-Small Cap Value
  Fund
  (fiscal year ended 12/31/2007)................       $7,445,799         $1,068,634


--------

    *  RiverSource Investments uses these fees to pay the subadvisers.

     There are no material differences between the Initial Subadvisory Agreement and the Interim Subadvisory Agreement, or the New Subadvisory Agreement.

INFORMATION ABOUT RIVER ROAD

     River Road is a Delaware limited liability company. As of December 31, 2007, River Road had approximately $2.7 billion in assets under management. River Road's principal offices are located at 462 South Fourth Street, Suite 1600, Louisville, Kentucky 40202.

     The following table provides information on the principal executive officers and directors of River Road.

                                   TITLE AND PRINCIPAL
NAME                                   OCCUPATION                       ADDRESS
----                          ----------------------------   ----------------------------
James C. Shircliff..........  Chief Executive Officer,       462 South Fourth Street,
                              Member, Board of Managers      Suite 1600,
                                                             Louisville, Kentucky 40202
Richard A. Beck.............  President, Member, Board of    462 South Fourth Street,
                              Managers                       Suite 1600,
                                                             Louisville, Kentucky 40202

                                   TITLE AND PRINCIPAL
NAME                                   OCCUPATION                       ADDRESS
----                          ----------------------------   ----------------------------
Thomas D. Mueller...........  Chief Operations Officer,      462 South Fourth Street,
                              Chief Compliance Officer       Suite 1600,
                                                             Louisville, Kentucky 40202
Henry W. Sanders............  Senior Portfolio Manager,      462 South Fourth Street,
                              Member, Board of Managers      Suite 1600,
                                                             Louisville, Kentucky 40202
Thomas Leavitt..............  Member, Board of Managers      135 South LaSalle Street
                                                             Suite 2300
                                                             Chicago, IL 60603
Andrew A. King..............  Member, Board of Managers      Mayfield House
                                                             Rogate
                                                             West Sussex
                                                             GU31 5 HN
                                                             England


  OTHER ACCOUNTS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY RIVER ROAD

                                                    ASSETS ($ MILLIONS)    INVESTMENT
NAME                                               AS OF DEC. 31, 2007)   ADVISORY FEE
----                                               --------------------   ------------
Small Cap Value Composite                                 $1,094          .40 - 1.00%



     As of Dec. 31, 2007, the Small Cap Value Composite consisted of 54 discretionary accounts.

BOARD CONSIDERATIONS

     At the Nov. 7-8, 2007 and January 9-10, 2008 in-person Board meetings, independent legal counsel to the Independent Directors of the Board reviewed with the Independent Directors various factors relevant to the Board's consideration of the Interim Subadvisory Agreement and the New Subadvisory Agreement between RiverSource and River Road, and the Board's legal responsibilities related to such consideration. In evaluating the recommendation to approve the Interim Subadvisory Agreement and the New Subadvisory Agreement, the Board considered that there were no material changes to the agreements, including in the level of subadvisory fee of 0.50%, between the Initial Subadvisory Agreement, the Interim Subadvisory Agreement, and the New Subadvisory Agreement, as a result of the change(s) in control of River Road. The Board also noted that following each of the Fortis Transaction and the River Road Repurchase Transaction, there would be no changes to the investment team at River Road that manages the Fund or to any policies and procedures of River Road affecting the Fund.

     Additionally, at the January 9-10, 2008 meeting, the Board reviewed with River Road the performance of the Fund and the service provided by River Road and concluded that River Road was performing well in light of market conditions. The Board considered the following factors in approving the Initial Subadvisory Agreement in April 2006:

     Nature, Extent and Quality of Services Provided by River Road: The Board considered: (i) River Road's organization, (ii) its favorable history, reputation, qualification and background, as well as the qualifications of its personnel, (iii) the expertise that River Road offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios, (iv) its proposed investment strategy for the Fund, (v) its long- and short-term performance relative to comparable mutual funds and unmanaged indexes, and (vi) its compliance program. The Board also discussed the fact that the terms of the Interim Subadvisory Agreement and the New Subadvisory Agreement(s) were unchanged from the Initial Subadvisory Agreement. The Board also discussed River Road's back-office, compliance and operational capabilities, as well as River Road's financial strength, and its ability to continue providing services to the Fund.

     Investment Performance of River Road: For purposes of evaluating the nature, extent and quality of services provided under the Initial Subadvisory Agreement with River Road, the Board carefully reviewed River Road's strong performance history. In this regard, the Board accorded weight to the River Road's solid absolute and relative

                                        3

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returns (versus the Fund's benchmarks) over one, three and five year periods.
The Board also observed the relatively low turnover of securities pursuant to River Road's strategy.

     Costs of Services Provided: The Board noted that the proposed level of subadvisory fees, of 0.50% that would be paid by RiverSource Investments would not impact the fees paid by the Fund. Additionally, the Board observed that the proposed fee level was within the range of fees paid to the Fund's other subadvisers. The Board concluded that the proposed subadvisory fees were reasonable.

     Profitability and Economies of Scale to be Realized: The Board recognized that, because the subadviser's fees are paid by RiverSource Investments and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board's consideration of the IMS Agreement, which was considered and renewed in April 2007 (and which will be reconsidered in April 2008).

     Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board, including all of the Independent Directors, determined that River Road was in a position to continue to provide a high quality of services to the Fund. The Board also reconfirmed its original conclusion that the fees payable under the Initial Subadvisory Agreement with River Road were fair and reasonable in light of the proposed services to be provided would not change based on the changes in control at River Road. In reaching these conclusions, no single factor was determinative. On November 8, 2007, the Board, including all of the Independent Directors, approved the Interim Subadvisory Agreement with River Road. On January 10, 2008, the Board approved the New Subadvisory Agreement.

     The terms of the Interim Subadvisory Agreement and the New Subadvisory Agreement are consistent with the language of the registration statements of the Fund and the IMS Agreement between the Fund and RiverSource Investments. Based on the foregoing analysis, the Board concluded that the approval of the Interim Subadvisory Agreement and the New Subadvisory Agreement is in the best interests of the Fund and its shareholders.

ADDITIONAL INFORMATION ABOUT THE FUND

  ADMINISTRATOR

     Ameriprise Financial, Inc., located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as the administrator of the Fund.

  PRINCIPAL UNDERWRITER

     RiverSource Distributors, Inc., located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474, a wholly-owned subsidiary of Ameriprise Financial, Inc., serves as the Fund's principal underwriter.

FINANCIAL INFORMATION

     The Fund's most recent annual report and semiannual report are available on request, without charge, by contacting your financial advisor, investment professional or RiverSource Variable Portfolio Funds at (888) 791-3380.

RECORD OF BENEFICIAL OWNERSHIP

     For the Fund, as of record date of Oct. 17, 2007, RiverSource Life Insurance Company and its subsidiaries owned 100% of the outstanding shares.

SHAREHOLDER PROPOSALS

     The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.


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
(RIVERSOURCE INVESTMENTS   RiverSource Variable Portfolio Funds
  LOGO)                    734 Ameriprise Financial Center
                           Minneapolis, MN 55474



                                                             S-6466-105 A (1/08)